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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 2, 1998



                                  Lydall, Inc.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)


      1-7665                                             06-0865505
(Commission File Number)                     (IRS Employer Identification No.)


            One Colonial Road
            P. O. Box 151
            Manchester, CT                                    06045-0151
(Address of principal executive offices)                      (Zip code)



                                 (860) 646-1233
               Registrant's telephone number, including area code




                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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Item 5.

On December 2, 1998, The Board of Directors of Lydall, Inc. ("The Company") elected Christopher R. Skomorowski to succeed Leonard R. Jaskol as President and Chief Executive Officer effective December 2, 1998. Mr. Jaskol announced his retirement at the Board meeting on Wednesday and stepped down as an Officer and Director of the Company. The position of Chairman will be left vacant.

In mid-October, the Company forecast earnings per share of approximately $.85 for 1998, which implied earnings of $.20 a share in the fourth quarter. In light of Mr. Jaskol's retirement, the Company will be incurring a one-time charge to earnings in the fourth quarter related to his severance package. Other nonrecurring charges and possible write-offs are also being considered. The impact on fourth quarter earnings is expected to be quantified within the next few weeks, at which time the Company will issue a revised earnings forecast.

The Company issued a press release on December 2, 1998, a copy of which is filed herewith as an exhibit hereto.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  LYDALL, INC.


                                  By: John E. Hanley
                                      ------------------------
                                      s/s John E. Hanley
                                      Vice-President-Finance
                                      and Treasurer

December 3, 1998


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                                  LYDALL, INC.
                                Index to Exhibits

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Exhibit No.              Description
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

99.1                     Press Release issued December 2, 1998
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